    As filed with the Securities and Exchange Commission on August 14, 2000
                                                   Registration No. 333-_______
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------

                              TRAMMELL CROW COMPANY
             (Exact name of registrant as specified in its charter)

             DELAWARE                                           75-2721454
     (State or other jurisdiction of                         (I.R.S. Employer
     incorporation or organization)                         Identification No.)


                            3400 TRAMMELL CROW CENTER
                                2001 ROSS AVENUE
                               DALLAS, TEXAS 75201
          (Address of principal executive offices, including zip code)

                              --------------------

              RESTRICTED STOCK AND NONSTATUTORY STOCK OPTION AWARDS
                              TO CERTAIN EMPLOYEES

                            (Full title of the plan)

                                 GEORGE L. LIPPE
                             CHIEF EXECUTIVE OFFICER
                              TRAMMELL CROW COMPANY
                            3400 TRAMMELL CROW CENTER
                                2001 ROSS AVENUE
                               DALLAS, TEXAS 75201
                                 (214) 863-3000
            (Name, address and telephone number of agent for service)

                                    copy to:

       DEREK R. MCCLAIN                                  J. CHRISTOPHER KIRK
       GENERAL COUNSEL                                  VINSON & ELKINS L.L.P.
     TRAMMELL CROW COMPANY                            3700 TRAMMELL CROW CENTER
   3400 TRAMMELL CROW CENTER                               2001 ROSS AVENUE
       2001 ROSS AVENUE                                DALLAS, TEXAS 75201-2975
     DALLAS, TEXAS  75201                                   (214) 220-7700
       (214) 863-3000

                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                                                        Proposed
        Title of securities            Amount to be         Proposed maximum        maximum aggregate       Amount of
         to be registered               registered       offering price per unit*    offering price*     registration fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par
value per share...................    189,528 shares            $10.875                $2,061,117               $545
----------------------------------------------------------------------------------------------------------------------------

* Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 and based on the average of the high and low trading prices reported on the New
         York Stock Exchange on Augsut 7, 2000.

============================================================================================================================


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         All capitalized terms used and not defined in Part II of this Registration Statement shall have the meanings assigned to them in the Prospectus which forms a part of this Registration Statement or the exhibits thereto.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed with the Securities and Exchange Commission (the "Commission") by the Company and are incorporated herein by reference and made a part hereof:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") on March 29, 2000;

         (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000, filed with the Commission pursuant to the Exchange Act on May 15, 2000;

         (c) The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000, filed with the Commission pursuant to the Exchange Act on August 11, 2000; and

         (d) The description of the Company's Common Stock, $0.01 par value per share, contained in Item 1 of the Company's Registration Statement on Form 8-A filed with the Commission pursuant to the Exchange Act on October 23, 1997.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold, or that deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Upon the written or oral request of any person to whom a copy of this Registration Statement has been delivered, the Company will provide without charge to such person a copy of any and all documents (excluding exhibits thereto unless such exhibits are specifically incorporated by reference into such documents) that have been incorporated by reference into this Registration Statement but not delivered herewith. Requests for such documents should be addressed to Trammell Crow Company, 3400 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas 75201, Attention: Secretary, (214) 863-3000.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases; or (iv) for any transaction from which the director derived an improper personal benefit. The effect of these provisions is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above.

         Delaware General Corporation Law ("DGCL") Section 145 ("Section 145") permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Article Eleventh of the Certificate of Incorporation of the Company provides that the Company shall indemnify its officers and directors to the maximum extent allowed by the DGCL. Pursuant to Section 145, the Company generally has the power to indemnify its present and former directors and officers against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in those positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, so long as they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the Company, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if the person is adjudged to be liable to the Company, unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The registrant also has the power to purchase and maintain insurance for its directors and officers. The Company maintains officers' and directors' liability insurance which insures against liabilities that officers and directors of the Company may incur in such capacities. Additionally, Article Eleventh of the Certificate of Incorporation provides that, in the event that an officer or director files suit against the registrant seeking indemnification of liabilities or expenses incurred, the burden will be on the registrant to prove that the indemnification would not be permitted under the DGCL. The preceding discussion of the registrant's Certificate of Incorporation and Section 145 is not intended to be exhaustive and is qualified in its entirety by the Certificate of Incorporation and Section 145.

         The Company has entered into indemnity agreements with its directors and officers. Pursuant to such agreements, the Company will, to the extent permitted by applicable law, indemnify such persons against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of the Company or assumed certain responsibilities at the direction of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

         3.1      --       Certificate of Incorporation of the Company
                           (previously filed as an exhibit to the Company's
                           Registration Statement on Form S-1 (File Number
                           333-34859) initially filed with the Securities and Exchange Commission on September 3, 1997, and incorporated herein by reference).

         3.2      --       Bylaws of the Company (previously filed as an
                           exhibit to the Company's Registration Statement on Form S-1 (File Number 333-34859) initially filed with the Securities and Exchange Commission on September
                           3, 1997, and incorporated herein by reference).

         3.2.1    --       First Amendment to Bylaws of the Company (previously
                           filed as an exhibit to the Company's Quarterly
                           Report on Form 10-Q for the quarterly period ended
                           June 30, 2000, filed with the Securities and Exchange Commission on August 11, 2000, and incorporated herein by reference).

         4.1      --       Form of Restricted Stock Award Agreement.

         4.2      --       Form of Nonstatutory Stock Option Agreement.

         5.1      --       Opinion of Vinson & Elkins L.L.P.

        23.1      --       Consent of Ernst & Young LLP.

        23.2      --       Consent of Vinson & Elkins L.L.P. (included as part
                           of Exhibit 5.1).

        24.1      --       Power of Attorney (included on the signature pages of
                           this Registration Statement).

ITEM 9.  UNDERTAKINGS.

         The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 14, 2000

                   TRAMMELL CROW COMPANY

                   By:   /s/ George L. Lippe
                      ---------------------------------------------------------
                         George L. Lippe, President and Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George L. Lippe, Robert E. Sulentic, Derek R. McClain and William P. Leiser and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including pre- and post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

               Signature                              Capacity                             Date
               ---------                              --------                             ----
     /s/ George L. Lippe                 President, Chief Executive Officer and       August 14, 2000
------------------------------------                  Director
               George L. Lippe              (Principal Executive Officer)


                                              Executive Vice President,
     /s/ Robert E. Sulentic              Chief Financial Officer and Director         August 14, 2000
------------------------------------        (Principal Financial Officer)
               Robert E. Sulentic

     /s/ William P. Leiser               Executive Vice President and Treasurer       August 14, 2000
------------------------------------        (Principal Accounting Officer)
                William P. Leiser

     /s/ J. McDonald Williams             Chairman of the Board and Director          August 14, 2000
------------------------------------
              J. McDonald Williams

     /s/ William F. Concannon                         Director                        August 14, 2000
------------------------------------
              William F. Concannon


                                      S-1

     /s/ James R. Erwin                               Director                        August 14, 2000
------------------------------------
                 James R. Erwin

     /s/ Jeffrey M. Heller                            Director                        August 14, 2000
------------------------------------
                Jeffrey M. Heller

     /s/ Rowland T. Moriarty                          Director                        August 14, 2000
------------------------------------
               Rowland T. Moriarty



                                  EXHIBIT INDEX

 3.1     --       Certificate of Incorporation of the Company (previously
                  filed as an exhibit to the Company's Registration Statement on
                  Form S-1 (File Number 333-34859) initially filed with the
                  Securities and Exchange Commission on September 3, 1997, and
                  incorporated herein by reference).

 3.2     --       Bylaws of the Company (previously filed as an exhibit to
                  the Company's Registration Statement on Form S-1 (File Number
                  333-34859) initially filed with the Securities and Exchange
                  Commission on September 3, 1997, and incorporated herein by reference).

 3.2.1   --       First Amendment to Bylaws of the Company (previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000, filed with the
                  Securities and Exchange Commission on August 11, 2000, and
                  incorporated herein by reference).

 4.1     --       Form of Restricted Stock Award Agreement.

 4.2     --       Form of Nonstatutory Stock Option Agreement.

 5.1     --       Opinion of Vinson & Elkins L.L.P.

23.1     --       Consent of Ernst & Young LLP.

23.2     --       Consent of Vinson & Elkins L.L.P. (included as part of Exhibit
                  5.1).

24.1     --       Power of Attorney (included on the signature pages of this
                  Registration Statement).